UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2014

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 918-573-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

GIP Purchase Agreement

On June 14, 2014, The Williams Companies, Inc. (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with GIP II Eagle Holdings Partnership, L.P., GIP II Hawk Holdings Partnership, L.P., GIP II Eagle 2 Holding, L.P. and GIP Hawk 2 Holding, L.P. to acquire from such entities 48,742,361 Common Units and 6,340,022 Convertible Class B Units of Access Midstream Partners, L.P. (“ACMP”), and 500 limited liability company units, which constitute 50 percent of the outstanding equity interests, of Access Midstream Ventures, L.L.C. (“AMV”), the sole member of Access Midstream Partners GP, L.L.C. (“Access GP,” which serves as the general partner of and holds all of ACMP’s incentive distribution rights and a 2.0 percent general partner interest in ACMP) (together, the “GIP Purchase”).

Upon consummation of the GIP Purchase, the Company will indirectly own 100 percent of the outstanding equity of Access GP, and approximately 50 percent of the limited partner interests in ACMP (assuming no additional equity issuances by ACMP). The consideration for the GIP Purchase is $5.995 billion, subject to decrease in an amount equal to any distributions received by the sellers on or after June 14, 2014 through the closing date, and further subject to an increase of $16.325 million per month from September 7, 2014 until the closing date.

The Purchase Agreement includes customary representations, warranties, covenants and indemnities. The Purchase Agreement is also subject to customary closing conditions, including the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and contains certain termination rights for the parties, including if the closing of the transactions contemplated by the agreement does not occur by December 31, 2014. The closing of the GIP Purchase is not conditioned upon the consummation of the Proposed Merger (defined below). The closing of the GIP Purchase is anticipated to occur in the third quarter of 2014.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. The Purchase Agreement is included as an exhibit to this Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or the other parties to the Purchase Agreement. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of a specific date, were solely for the benefit of the parties to such agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosure schedules made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or the other parties to the Purchase Agreement or any of their respective subsidiaries and affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement or the other agreements attached as exhibits thereto, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01. Regulation FD Disclosure.

On June 15, 2014, the Company issued a press release announcing the GIP Purchase and the Proposed Merger (defined below), providing an update to the Company’s dividend guidance and plans for the drop-down of assets currently reported within the Company’s NGL & Petchem Services segment, and announcing that Williams Partners L.P. (“WPZ”) is lowering its financial guidance for 2014 as a result of additional delays in the expected in-service date and increased construction spending at its Geismar, Louisiana olefins plant. The Company also described risks associated with the expected full recovery of $500 million in insurance proceeds related to the explosion and fire at the Geismar plant in June 2013.

The Company has proposed the merger of its subsidiary, WPZ, with and into ACMP (the “Proposed Merger”) following the completion of the GIP Purchase in a unit-for-unit exchange at a ratio of 0.85 ACMP units per WPZ unit. The terms of the Proposed Merger also include an option for WPZ unitholders to elect to receive either a one-time special payment of $0.81 per unit or an equivalent value of additional ACMP common units to compensate current WPZ unitholders for lower expected per-unit cash distributions in 2015. The terms of the Proposed Merger will be subject to negotiation, review and approval by the conflicts committee of the board of directors of the general partner of each of WPZ and ACMP. Each conflicts committee, comprised solely of independent board members, is expected to retain legal and financial advisors. The Proposed Merger is subject to approval by WPZ unitholders and the Company has the ability to determine the outcome of such approval by virtue of its ownership interest in WPZ.

The Company further announced that it will discuss the GIP Purchase and the Proposed Merger during a conference call and live webcast with investors beginning at 10:00 a.m. (EDT) on June 16, 2014. The webcast will be accessible at www.williams.com, and slides to be used in connection with the conference call and webcast are available for viewing, downloading and printing on the website and are furnished and attached as Exhibit 99.1 hereto and incorporated by reference. A copy of the press release is furnished and attached as Exhibit 99.2 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated as of June 14, 2014, by and among GIP II Eagle Holdings Partnership, L.P., GIP II Hawk Holdings Partnership, L.P., GIP II Eagle 2 Holding, L.P. and GIP Hawk 2 Holding, L.P., as Sellers and The Williams Companies, Inc., as Buyer.

99.1	Press release dated June 15, 2014.

99.2	Slides to be used in connection with the June 16, 2014 conference call and webcast.

Important Additional Information

This document does not constitute an offer to buy or solicitation of an offer to sell any securities. This document contains information related to a proposal which The Williams Companies, Inc. has made for a business combination transaction of Williams Partners L.P. (“WPZ”) and Access Midstream Partners, L.P. (“ACMP”). In furtherance of this proposal and subject to future developments, ACMP may file a registration statement with the SEC. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by WPZ or ACMP through the website maintained by the SEC at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

/s/ Sarah C. Milller
Name:	Sarah C. Miller
Title:	Assistant General Counsel and Corporate Secretary

DATED: June 16, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated as of June 14, 2014, by and among GIP II Eagle Holdings Partnership, L.P., GIP II Hawk Holdings Partnership, L.P., GIP II Eagle 2 Holding, L.P. and GIP Hawk 2 Holding, L.P., as Sellers and The Williams Companies, Inc., as Buyer.

99.1	Press release dated June 15, 2014.

99.2	Slides to be used in connection with the June 16, 2014 conference call and webcast.